                                                                      EXHIBIT 21


                   SUBSIDIARIES OF PRIMEX TECHNOLOGIES, INC.
                   -----------------------------------------
                           (as of December 31, 1996)


                                    JURISDICTION     PERCENTAGE OF DIRECT/
                                    ------------     ---------------------
                                    WHERE            INDIRECT OWNERSHIP BY
                                    -----            ---------------------
SUBSIDIARY                          ORGANIZED        PRIMEX OF VOTING SECURITIES
----------                          ---------        ---------------------------


General Defense Corporation/1/      Pennsylvania               100%

Olin Aerospace Company/2/           Washington                 100%

Physics International Company/3/    California                 100%

U.S. Ordnance Company/4/            Delaware                   100%

          There are omitted from the foregoing list the names of certain subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.



----------
/1/   Doing business as "Olin Ordnance" in States of Florida and Pennsylvania.
/2/   To be renamed Primex Aerospace Company.
/3/   To be renamed Primex Physics International Company.
/4/   Doing business as "Olin Ordnance" in Los Angeles County, California.